SUB--ITEM 77I: Terms of new or amended securities

Effective November 29, 2013, Hartford Duration-Hedged Strategic Income Fund commenced offering Class A, Class C, Class I, Class R3, Class R4, Class R5 and Class Y Shares. Each class has all of the rights, preferences and privileges as set forth in the Registrant's charter and as set forth in Hartford Duration-Hedged Strategic Income Fund’s current prospectus, statement of additional information and multiple class plan.  A description of each class is contained in Post-Effective Amendment No. 123 to the Registrant's Registration Statement on Form N-1A as filed with the SEC via EDGAR on February 28, 2014 (SEC Accession No. 0001104659-14-014694).

Effective November 29, 2013, Hartford Real Total Return Fund commenced offering Class A, Class C, Class I, Class R3, Class R4, Class R5 and Class Y Shares. Each class has all of the rights, preferences and privileges as set forth in the Registrant's charter and as set forth in Hartford Real Total Return Fund’s current prospectus, statement of additional information and multiple class plan.  A description of each class is contained in Post-Effective Amendment No. 123 to the Registrant's Registration Statement on Form N-1A as filed with the SEC via EDGAR on February 28, 2014 (SEC Accession No. 0001104659-14-014694).

Effective April 30, 2014, Hartford Multi-Asset Income Fund* commenced offering Class A, Class C, Class I, Class R3, Class R4, Class R5 and Class Y Shares. Each class has all of the rights, preferences and privileges as set forth in the Registrant's charter and as set forth in Hartford Multi-Asset Income Fund’s current prospectus, statement of additional information and multiple class plan.  A description of each class is contained in Post-Effective Amendment No. 126 to the Registrant's Registration Statement on Form N-1A as filed with the SEC via EDGAR on April 30, 2014 (SEC Accession No. 0001104659-14-032517).
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*Hartford Multi-Asset Income Fund is not otherwise included in this Form N-SAR as it did not have financial statements as of April 30, 2014.